UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

Two North Riverside Plaza, Suite 1300
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2017, FreightCar America, Inc. (the “Company”) announced that it has expanded the role of Georgia L. Vlamis, the Company’s Vice President, General Counsel and Corporate Secretary, to include corporate responsibility for human resources effective June 5, 2017 (the “Effective Date”). In connection with the assumption of her expanded responsibilities, Ms. Vlamis’ title was changed to Vice President, General Counsel, Corporate Secretary and Human Resources.

Ms. Vlamis, 56, was appointed as the Company’s Vice President, General Counsel and Corporate Secretary effective December 1, 2015. Ms. Vlamis joined the Company from Motorola Solutions, Inc. (“Motorola”), a data communications and telecommunications equipment provider, where she served since October 2011 as Vice President and Head of Litigation and, in December 2013, assumed additional responsibilities for Antitrust, Regulatory & Product Safety. Earlier in her tenure, Ms. Vlamis served as Vice President and Lead Counsel for Motorola’s government and enterprise business sector (January 2008 – October 2011) and as Senior Counsel and Director for two of Motorola’s business units (June 1995 – January 2008). Prior to joining Motorola, Ms. Vlamis was a Partner with the law firm of Wildman, Harrold, Allen & Dixon and an Associate at Sidley & Austin in Chicago.

In connection with Ms. Vlamis’ expanded responsibilities, the Company and Ms. Vlamis entered into a letter agreement amending the terms of her employment (the “Amendment”) dated June 1, 2017 and effective the Effective Date. A description of the material terms of the Amendment is set forth below, which description is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1.

(1)               Base Salary: The Company increased Ms. Vlamis’ base salary to $267,750 per year, effective the Effective Date, which is subject to annual review by the Company.

(2)               Termination Payments: Upon a termination of Ms. Vlamis’ employment by the Company, for any reason other than for cause, she will be entitled to (i) accrued base salary and accrued and unused vacation through the date of termination, (ii) any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination and (iii) 26 weeks of pay.

All other terms of Ms. Vlamis’ employment as set forth in the letter agreement regarding terms of employment dated November 17, 2015 by and between the Company and Ms. Vlamis will continue to be effective.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Letter agreement dated June 1, 2017 by and between FreightCar America, Inc. and Georgia L. Vlamis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: June 5, 2017	By:	/s/ Matthew S. Kohnke
		Name:	Matthew S. Kohnke
		Title:	Vice President Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Letter agreement dated June 1, 2017 by and between FreightCar America, Inc. and Georgia L. Vlamis